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                                                                    Exhibit 23.3



                             CONSENT OF INDEPENDENT


                               PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 12, 1999, except for Note 13, which is as of May 19, 2000, included in 5B Technologies Corporation's (formerly Paramount Financial Corporation) Form 10-K for the year ended December 31, 1998, and Form 8-K dated May 26, 2000, and to all references to our Firm included in this registration statement.

                                    /s/ ARTHUR ANDERSEN LLP


Melville, New York
February 14, 2001